UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

VILLAGE SUPER MARKET, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

733 Mountain Avenue, Springfield, New Jersey, 07081
(Address of principal executive offices) (Zip Code)

(973) 467-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[☐]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Class A common stock, no par value	VLGEA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events
As previously disclosed, Village Super Market, Inc. (the "Company") is currently engaged in ongoing litigation with Wakefern Food Corp. ("Wakefern"). The matter is captioned Village Super Market, Inc., et al. v. Wakefern Food Corp., et al. and is pending before the Superior Court of New Jersey, Law Division, Middlesex County (the "Law Division").
In response to the Company's Second Amended Complaint and Jury Demand filed with the Law Division (the "Second Amended Complaint") seeking punitive and other damages against Wakefern, on March 19, 2026, Wakefern filed an Answer, Separate Defenses, Jury Demand, Counterclaims, and Third-Party Complaint with the Law Division. The Counterclaims seek, among other things, a declaration from the Law Division that good cause exists under the Wakefern By-Laws to compel the Company to sell its stock in Wakefern and to exit the cooperative.
The Company does not believe there exists any basis to assert good cause as contained in Wakefern's By-Laws. Wakefern does not allege that its board of directors has voted to compel the Company to sell its stock in Wakefern and to exit the cooperative as required under Wakefern's By-Laws. The Company has no knowledge of its own that the Wakefern board of directors has taken such action.
The Company believes that all claims asserted by Wakefern are frivolous and were filed in response to the Company seeking to assert its rights. The Company intends to seek dismissal of Wakefern's claims.
To date, the Company believes this dispute has not materially impacted its operations or financial performance. At this time, the Company is unable to determine the probability of the outcome of these matters, or the range of reasonably possible loss, if any.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements, risks and uncertainties related to the Wakefern litigation, as well as other risks detailed from time to time in the Company’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended July 26, 2025 and its Quarterly Reports on Form 10-Q for the quarters ended October 25, 2025 and January 24, 2026. These documents contain important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Signature
Pursuant to the requirements of the Securities and Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: March 25, 2026	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)